Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated 19 May 2023 with respect to the consolidated financial statements of G.D.M Group Holding Limited, included in the Form 8-K/A of Digital Media Solutions, Inc. filed on 12 June 2023, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton (Cyprus) Limited

Nicosia, Cyprus

August 23, 2023